Exhibit 10.6

SEVENTH AMENDMENT TO LEASE

This Seventh Amendment to Lease (this “Amendment”) is made as of the 25th day of September 2002, by and between NOVELLUS SYSTEMS, INC., a California corporation (“Landlord”), and LTX CORPORATION, a Massachusetts corporation (“Tenant”).

RECITALS

A. Tenant currently leases from Landlord approximately seventy thousand eight hundred forty-eight (70,848) square feet of space located at 3930 North First Street, San Jose, California (the “Premises”) pursuant to that certain lease dated February 27, 1985 (the “Original Lease”), as amended by that certain First Addendum to Lease dated October 17, 1985, that certain Second Addendum to Lease dated May 13, 1987, that certain Third Addendum to Lease dated August 30, 1988, that certain Fourth Amendment to Lease dated May 30, 1990, that certain Fifth Amendment to Lease dated February 17, 1994, and that certain Sixth Amendment to Lease dated January 1999 (collectively, the “Lease”).

B. The Lease provides for a termination date of June 20, 2002.

C. Landlord and Tenant desire to extend the term of the Lease on the terms and conditions specified herein.

NOW, THERFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree to amend the Lease as follows:

1.	Term. The term of the Lease is hereby extended to October 31, 2007. The approximately five (5) year period commencing on June 21, 2002 and ending on October 31, 2007, is referred to herein as the “Third Extended Term.”

2.	Basic Rent. The basic rent for the Third Extended Term is as specified below:

June 21, 2002 through October 31, 2002	$88,560 per month

November 1, 2002 through October 31, 2007	$116,899.20 per month

3.	“As Is” Renewal. Lessee agrees that the renewal of the Lease and the extension of the term is on an “as is” basis with no representations or warranties as to the condition or usefulness of the Premises and improvements, if any. Lessee agrees that Lessor shall not provide any monies, allowance, credit or other consideration for tenant improvements on and to the Premises. This paragraph shall not be construed to affect or in any manner amend any provision of the Lease concerning Lessee’s right to construct improvements, alterations or modifications on the Premises in accordance with the Lease.

SEVENTH AMENDMENT TO LEASE continued

4.	Option to Extend Term. Lessor, in its sole discretion, may offer Lessee one lease extension option of a 3-year term. So long as Lessee is not in default of any terms, conditions, or covenants of the lease and continues to remain in good standing under the Lease, Lessee may exercise the option by providing Lessor written notice of its intent to exercise the option at least 180 days prior to the expiration of the existing term. Rent for the option term shall be the greater of 90% of fair market rent or $1.65 per square foot per month on a triple-net basis.

5. Definitions. The terms used herein and not otherwise defined shall have the meaning for such terms as set forth in the Lease.

6. Entire Agreement. This Amendment and the Lease contain all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written.

7. Authority. Each person executing this Amendment on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

8. Effect of Amendment. Except as specifically amended hereby, all of the terms and conditions of the Lease shall be and remain in full force and effect.

9. Incorporation of Recitals. The Recitals set forth in this Amendment and the provisions of Paragraphs 1-4, inclusive, hereof are hereby incorporated into the Lease by this reference.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

Landlord:	Tenant:

Novellus Systems, Inc.	LTX Corporation,
A California corporation	a Massachusetts corporation

By:	By:

Its:	Its:

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